UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2013

LANTRONIX, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

167 Technology Drive

Irvine, California 92618

(Address of principal executive offices, including zip code)

(949) 453-3990

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

Lantronix, Inc. (the “Company”) held its Annual Meeting of Stockholders on November 19, 2013. Of the 14,579,764 shares of the Company’s common stock entitled to vote at the Annual Meeting, a total of 13,700,357 shares were represented at the Annual Meeting in person or by proxy. The voting results for each item of business properly presented at the Annual Meeting are set forth below.

Proposal 1: Election of Directors

All of the Company’s nominees as listed in the Proxy Statement were elected with the following votes:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes

Bernhard Bruscha	9,724,156	112,586	3,863,615
Kurt Busch	9,767,831	68,911	3,863,615
Bruce C. Edwards	9,768,497	68,245	3,863,615
Paul F. Folino	9,478,189	358,553	3,863,615
Hoshi Printer	9,724,073	112,669	3,863,615

Proposal 2: Ratification of Appointment of Independent Registered Public Accountants

The proposal to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accountants for the fiscal year ending June 30, 2014 was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

13,468,274	205,456	26,627	0

Proposal 3: Advisory Vote on Executive Compensation

The proposal to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers was approved with the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes

9,756,034	58,613	22,095	3,863,615

Proposal 4: Frequency of Advisory Votes on Executive Compensation

The stockholders voted, on a non-binding advisory basis, to recommend that future advisory votes on the compensation paid to the Company’s named executive officers be held every year, with the following vote:

Every Year	Every Two Years	Every Three Years	Abstentions

9,707,009	22,783	76,714	30,236

In light of the results of the advisory vote on the frequency of advisory votes on executive compensation as disclosed above, the Company has determined that it will hold an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of stockholder votes on executive compensation.

2

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2013	LANTRONIX, INC.

By:	/s/ Jeremy Whitaker
Jeremy Whitaker Chief Financial Officer

3